UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

NEXMETALS MINING CORP.

(Exact name of registrant as specified in its charter)

Ontario, Canada

(State or other jurisdiction of incorporation)

000-14740	N/A
(Commission File Number)	(IRS Employer Identification No.)

Suite 3400, One First Canadian Place P.O. Box 130 Toronto, Ontario, Canada	M5X 1A4
(Address of principal executive offices)	(Zip Code)

(604) 770-4334

(Registrant’s telephone number, including area code)

Premium Resources Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On June 6, 2025, NexMetals Mining Corp. (the “Company”) filed an amendment to its Articles to change its name from Premium Resources Ltd. to “NexMetals Mining Corp.,” effective June 9, 2025. The name change was approved by Shareholders at the Annual General and Special Meeting on June 3, 2025. By-law No. 1 of the Company has similarly been amended to reflect the name change, also effective on June 9, 2025.

A copy of the Certificate of Amendment to the Articles, as filed with the Ministry of Government and Consumer Services under the Business Corporations Act (Ontario) is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In connection with the Company’s name change, the Company’s common shares commenced trading on June 11, 2025 under the new ticker symbol “NEXM.”

Item 7.01	Regulation FD Disclosure.

On June 9, 2025 and June 11, 2025, Company issued press releases announcing the matters disclosed in this Current Report on Form 8-K, which are attached as Exhibit 99.1 and 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles

99.1	Press Release dated June 9, 2025*

99.2	Press Release dated June 11, 2025*

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMETALS MINING CORP. (Registrant)

By:	/s/ Morgan Lekstrom
Morgan Lekstrom
Chief Executive Officer

Date: June 13, 2025